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EXHIBIT 99.3


                                GSI LUMONICS INC.
                                 39 MANNING ROAD
                         BILLERICA, MASSACHUSETTS 01821


                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, AUGUST 4, 2003


THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF GSI LUMONICS INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (PDT) ON MONDAY,
AUGUST 4, 2003 AT THE HYATT WESTLAKE PLAZA, 880 S. WESTLAKE BOULEVARD, WESTLAKE VILLAGE, CALIFORNIA.

The undersigned shareholder of GSI Lumonics Inc. (the "Company") hereby appoints Charles D. Winston, President and Chief Executive Officer and a director of the Company or, failing him, Thomas R. Swain, Vice President, Finance and Chief Financial Officer of the Company or, instead of either of the foregoing, __________________________________ as proxyholder, with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Special Meeting of Shareholders to be held at 10:00 a.m. (PDT) on Monday, August 4, 2003 (the "Meeting"), and at any adjournment or adjournments thereof, on the matter indicated below which is described in the Management Proxy Circular-Prospectus of the Company dated June 26, 2003 and, at the proxyholder's discretion, on amendments or variations to such matter and on such other matters as may properly come before the Meeting, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment or adjournments thereof. Without limiting the general authorization and power hereby granted, the persons named above are specifically directed to vote as follows:

1. Approval of a special resolution, the text of which is attached as Appendix A to the Management Proxy Circular-Prospectus, authorizing the completion by the Company of a plan of arrangement under section 128 of the Business Corporations Act (New Brunswick) involving the Company, its securityholders and GSLI Corp, all as more fully described in the accompanying Management Proxy Circular-Prospectus.

         VOTE:    FOR  /   /       AGAINST  /   /      or     ABSTAIN  /   /


ON ANY BALLOT THAT MAY BE CALLED FOR, SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR, AGAINST OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE MATTER LISTED ABOVE.


NOTES:

1. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM AT THE MEETING, OTHER THAN THE MANAGEMENT NOMINEES. To exercise this right, you should either:

         - strike out the names of Charles D. Winston and Thomas R. Swain and insert in the space provided the name of the person you desire to designate as proxyholder; or

         -        complete another proper form of proxy.

2. A proxy, to be valid, must be dated and signed by the shareholder. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing. If this form of proxy is not dated, it shall be deemed to bear the date on which it was mailed or delivered to you by the Company.

3. A proxy, to be effective, must be deposited with the Company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821 or with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Friday, August 1, 2003 or, if the Meeting is adjourned or postponed, prior to the commencement of the reconvened meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature: ____________________________________________

Dated: ________________________________________________